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                                                                   Exhibit 10(n)

                          CHANGE OF CONTROL AGREEMENT


          THIS AGREEMENT, made this 1st day of January, 2001, by and between Berger Holdings, Ltd., a Pennsylvania corporation (hereinafter called "Company"), and ______________ (hereinafter called "Employee").

          1. If Employee's employment is terminated by the Company for reasons other than "Cause" within twenty-four (24) months after the occurrence of a "Change in Control," or if Employee terminates his employment within twenty-four
(24) months after the occurrence of a "Change in Control" due to "Good Reason," Employee shall be entitled to the following consideration in lieu of any other salary, incentive compensation, severance, bonus, or any other form of compensation or benefits:

               (a)  (i)   The Company shall pay Employee a severance payment
equal to 100% of Employee's pre-termination salary for twelve (12) months so long as employee has been employed by Company for at least twenty four (24) months at the time of the separation due to a Change of Control, as defined herein; or

                    (ii) If prior to the Change of Control Employee had been employed by the Company for less than twenty four (24) months, the Company shall pay Employee a severance payment equal to 100% of Employee's pre-termination salary, for six (6) months. This payment is in lieu of and in no circumstances in addition to the payment in 1(a)(i).

                    (iii) The above-mentioned payment will be paid, in the Company's sole discretion, either in one lump sum payment no later than sixty
(60) business days following Employee's separation from the Company or in twelve
(12) or six (6), as applicable, equal monthly installments beginning thirty (30) business days following Employee's separation from the Company.

               (b)  (i)   The Company shall pay Employee's COBRA premiums for
twelve (12) months, if Employee is eligible, according to the terms, conditions and restrictions of COBRA, for continuation of his coverage under the Company's group health insurance plan so long as employee has been employed by Company for at least twelve (12) months at the time of the separation due to a Change of Control, as defined herein.

                    (ii) If prior to the Change of Control Employee had been employed by the Company for less than twelve (12) months, the Company shall pay Employee's COBRA premiums for up to six (6) months, if Employee is eligible, according to the terms, conditions and restrictions of COBRA, for continuation of his coverage under the Company's group health insurance plan.

               (c) The Company, in its sole discretion, shall pay Employee a prorated bonus based on the amount of time Employee worked for the Company during the current bonus year.
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               (d)  The Company shall accelerate Employee's 401(k) vesting so that Employee becomes 100% vested in the Company's prior 401(k) contributions to Employee upon separation from the Company (all other terms and conditions of the 401(k) plan will govern).

               (e) The Company shall accelerate the vesting of all, if any, of Employee's then existing Stock Options so that all of Employee's Stock Options will vest immediately upon his separation of employment. The vested options may be exercised by Employee any time within ten years of the issuance date of such options. All options will be forfeited after the ten year term. All other terms and conditions of the relevant Stock Option Agreements will govern.

               (f) The Company shall continue to pay the life insurance premiums associated with the life insurance plan(s) previously paid for by the Company for the Employee during the twelve (12) months following the above-mentioned termination or resignation for Good Reason because of a Change of Control.

               (g) The Company shall provide for the transfer to Employee of all right and title to the automobile then being provided by the Company to Employee at the occurrence of a Change in Control. In the case of a leased automobile, the Company shall continue to make all payments owed under such lease for the term of such lease, and at the termination of such lease, shall purchase the automobile and immediately thereafter transfer all right and title to the automobile to the Employee.

          2.   Definitions:

               (a) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if and when:

                    (i) Company becomes a subsidiary of another unaffiliated corporation or shall be merged or consolidated into another unaffiliated corporation;

                    (ii) A majority of Company's assets shall have been sold to an unaffiliated party or parties;

                    (iii) Company's shareholders execute a definitive agreement with respect to any transaction described in clauses (i) and (ii) above which has not been terminated at the time that Employee's employment is terminated whether such termination is voluntary or involuntary;

                    (iv) The shareholders of the Company approve a plan of complete liquidation of the Company which has not been terminated at the time that Employee's employment is terminated whether such termination is voluntary or involuntary;

                    (v) 50% or more of the Company's outstanding common stock (on a fully-diluted basis) is acquired by an entity or an individual, excluding by (a) a

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management level employee employed by the Company at the time or (b) a group controlled by one or more of such employees; or

                    (vi) Within a period of less than 24 months, over half of the board members are removed from the Board or the Board is expanded and, after such removal or expansion, over half of the members are new (members approved by a majority of the current board members shall not be considered new for this purpose).

               (b)  "Cause" shall only include one or more of the following:
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                    (i)   Employee is believed to be guilty of a felony or a
crime involving moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

                    (ii) Employee uses alcohol or any unlawful controlled substance while performing his duties under this Agreement and/or if such use interferes with the performance of Employee's duties under this Agreement;

                    (iii) Employee is believed to have committed any act of fraud, personal dishonesty or misappropriation relating to or involving Company; or

                    (iv) Employee engages in the unauthorized disclosure of Confidential Information.

               (c)  "Good Reason" shall only include one or more of the
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following:

                    (i) An assignment to the Employee of duties materially inconsistent with, or a material change in the nature or scope of, Employee's significant responsibilities, authority or duties hereunder;

                    (ii) Failure by the Company to comply with a material provision of this Agreement;

                    (iii) Relocation of the Company's headquarters to a location greater than 60 miles from the Company's Feasterville, Pennsylvania headquarters, if such relocation would cause Employee to have an excessive commuting distance (greater than 60 miles each way) or to relocate; or

                    (iv) A substantial reduction in Employee's compensation and benefit package.

          3. If Employee terminates his employment for any reason listed in 2(c) above, the reason shall be deemed "Good Reason" and the Company agrees to begin making the severance payments explained in 1(a) (if any are to be made based on Employee's length of service and the actual existence of a Change of Control), even if the Company disputes that the Employee actually had "Good Reason". While making such payments the Company also can

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pursue a cause of action against Employee regarding the true existence of
Employee's alleged "Good Reason" or the timing of the separation.

          4. If Employee begins employment for himself or any other person or entity during the twelve (12) months following his separation from the Company for "Good Reason", the amount of any severance payments the Company pays to Employee under 1(a) shall be reduced by the amount of Employee's base compensation from such other employment. Employee agrees to notify Company, in writing, within thirty (30) days of accepting new employment, of any new employment and of his base compensation amount. In addition, the premium payments described in 1(b) and 1(f) will be discontinued if Employee is eligible for coverages under Employee's new employment situation, even if Employee becomes self-employed.

          5. In the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (collectively the "Total Payments"), would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), by the Company, an affiliate or other person making such payment or providing such benefit, the payments or benefits shall be so reduced until no portion of the Total Payments is not deductible. Employee shall be entitled to elect which payments or benefits shall be so reduced. For purposes of this limitation, (1) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment shall be taken into account, (2) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (3) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(d)(3) and (4) of the Code.

          6.   Miscellaneous.
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               (a)  Indulgences, Etc. Neither the failure nor any delay on the
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part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b)  Controlling Law. This Agreement and all questions relating
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to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of Pennsylvania.

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               (c)  Notices. All notices, requests, demands and other
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communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or two (2) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                    (i)   If to Employee:

                          _________________________
                          _________________________
                          _________________________

                    (ii)  If to Company:

                          Berger Holdings, Ltd.
                          805 Pennsylvania Boulevard
                          Feasterville, PA 19053

                          Attention: President

                    In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

               (d)  Binding Nature of Agreement. This Agreement shall be
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binding upon Company and shall inure to the benefit of Company, its present and future subsidiaries, affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee's heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee's death or disability, any rights of Employee hereunder shall be transferred to Employee's estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more affiliates or successors, but no such assignment shall relieve Company of its obligations to Employee if any such assignee fails to perform such obligations.

               (e)  Execution in Counterparts. This Agreement may be executed
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in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (f)  Provisions Separable. The provisions of this Agreement are
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independent of and separable from each other, and no provision shall be affected or rendered

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invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               (g)  Entire Agreement. This Agreement contains the entire
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understanding among the parties hereto with respect to the at-will employment of
Employee by Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company's employees generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

               (h)  Section Headings. The Section headings in this Agreement
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are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (i)  Gender, Etc. Words used herein, regardless of the number and
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gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine, as the context indicates is appropriate.

               (j)  Survival. All provisions of this agreement which by their
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terms survive the termination of Employee's employment with Company shall survive termination of Employee's employment by Company and shall remain in full force and effect thereafter in accordance with their terms.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.


                                        BERGER HOLDINGS, LTD.:



By:________________________________     By:__________________________(SEAL)
   Name:                                   Name:
   Title:                                  Title:


Witness:___________________________     Witness:___________________________

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